Exhibit 10.4


THIS AGREEMENT made this 4th day of September, 1998.

BETWEEN:

     PULTRONEX CORPORATION, a corporation duly incorporated under the laws of the Province of Alberta
    (hereinafter called the "Purchaser")

                                                               OF THE FIRST PART


                                     - and -


     505265 ALBERTA LTD., a corporation duly incorporated under the laws of the Province of Alberta
    (hereinafter called the "Vendor")

                                                              OF THE SECOND PART


                              REPURCHASE AGREEMENT

     WHEREAS:

1. There are issued and outstanding 1,140,908 Class "A" Common Shares of the Purchaser, of which the Vendor is the owner of 195,454 Class "A" Common Shares.

2. The paid up capital of all of the issued and outstanding Class "A" Common Shares is $1,054,090.00, or $.9239 per share.

3. The Vendor desires to sell 195,454 Class "A" Common Shares (being all of the shares presently owned by it in the capital stock of the Purchaser) to the Purchaser, all in accordance with the provisions of this Agreement.

4. Robert Day ("Day") is the majority shareholder of the Vendor and its duly appointed Proxy with respect to all matters relating to the Vendor's interest in the Purchaser. Day is also an Officer and Director of the Purchaser.

     NOW THEREFORE in consideration of the mutual covenants and provisos hereinafter contained, the parties agree as follows:

1. SHARES

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1.1 The  Vendor  agrees to sell to the  Purchaser  and the  Purchaser  agrees to purchase from the Vendor 195,454 Class "A" Common Shares of the Purchaser (hereinafter called the "Shares"), on the terms and conditions hereinafter set forth.

2. PURCHASE PRICE

2.1 The purchase price for the Shares shall be the sum of Two Hundred Fifty Four Thousand Ninety Dollars and Twenty Cents ($254,090.20)(One Dollar and Thirty Cents ($1.30) per share) to be paid by the Purchaser on the execution of this Agreement.

3. DELIVERY OF SHARES

3.1 Upon the Purchaser having paid for the Shares, the Vendor shall deliver to the Purchaser the share certificate (or certificates) duly endorsed for transfer in blank representing all of the Vendor's Shares being sold to the Purchaser by the Vendor, and the Purchaser shall cause the said share certificate to be cancelled and the Shares shall be returned to the status of authorized but unissued share capital.

4. RESIGNATION OF DAY

4.1 Upon the Purchaser having paid for the Shares, the Vendor shall cause Day to immediately tender to the Purchaser his resignation as a Director, Chairman of the Board and Chief Executive Officer of the Purchaser.

5. PURCHASER'S REPRESENTATIONS AND WARRANTIES

5.1 The Purchaser represents and warrants that the purchase has been approved by the Directors of the Purchaser, and that the Purchaser has the authority to enter into this Agreement and that the said purchase is not contrary to the provisions of the Purchaser's constating documents or the Business Corporations
Act (Alberta).                                             ---------------------
---

5.2 The Purchaser represents and warrants to the Vendor that on or before November 30, 1998 the financial statements of the Purchaser for the period ending August 31, 1998 will be delivered to the Vendor.




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6. VENDOR'S REPRESENTATIONS AND WARRANTIES

6.1 The Vendor hereby warrants and represents to the Purchaser that it is the beneficial owner of the Shares with a good and marketable title thereto free and clear of all liens, charges, security interests, adverse claims and encumbrances whatsoever and further that no person, firm or corporation other than the Purchaser has any agreement or option or any right capable of becoming an agreement for the purchase of the Shares to be repurchased from the Vendor.

7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

7.1 The  representations  and warranties  made by the Vendor pursuant to Article
6.1 of this Agreement shall survive the closing of this transaction, and notwithstanding such closing, shall continue in full force and effect for the benefit of the Purchaser for a period of two (2) years.

8. BINDING NATURE

8.1 This Agreement  shall enure to the benefit of and be binding upon the Vendor
and  the   Purchaser,   together  with  their   respective   heirs,   executors,
administrators, successors and assigns.

     IN WITNESS WHEREOF the parties have duly executed this Agreement as at the 4th day of September, 1998.


                                      PULTRONEX CORPORATION

                                      Per: /s/ Jarnail Sehra

                                      Per: /s/ Kuldip Delhon


                                      505265 ALBERTA LTD.

                                      Per: /s/ Robert Day

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